Exhibit 99.2

Quarterly Earnings Review

July 18, 2014

BNY Mellon 2Q14 Quarterly Earnings Review

SECOND QUARTER 2014 FINANCIAL HIGHLIGHTS

(comparisons are 2Q14 vs. 2Q13 unless otherwise stated)

•	Earnings

	Earnings per share			Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	2Q14	2Q13	Growth	2Q14	2Q13	Growth
GAAP results	$0.48	$0.71		$554	$831
Add: Charge (recovery) related to investment management funds and severance	0.14	(0.02)		161	(21)
Less: Gain related to an equity investment	N/A	0.09		N/A	109
Non-GAAP results	$0.62	$0.60	3%	$715	$701	2%

N/A – Not applicable.

•	Total revenue was $3.7 billion, a decline of 7%, or 2% as adjusted (Non-GAAP).

•

Investment services fees decreased 1%, or increased 3% excluding issuer services fees, reflecting higher asset servicing and clearing services fees, partially offset by higher money market fee waivers.

•

Investment management and performance fees increased 4%, or 5% excluding money market fee waivers (Non-GAAP), reflecting higher equity market values, the average impact of a weaker U.S. dollar and net new business. (a)

•	Foreign exchange revenue decreased 28%.

•	Sharp volume gains helped mitigate the 37% year-over-year decline in the G7 Volatility Index.

•	Net interest revenue decreased 5% driven by lower yields, partially offset by higher average interest-earnings assets.

•	The provision for credit losses was a credit of $12 million in 2Q14.

•	Noninterest expense increased 4%, or decreased 4% as adjusted (Non-GAAP), resulting from lower staff expense despite an increase in regulatory, risk and control-related expenses.

•	Streamlining actions taken in 2Q14 expected to benefit expense run rate in the second half of the year.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $28.5 trillion, increased 9% primarily reflecting higher market values.

•	Estimated new AUC/A wins in Asset Servicing of $130 billion in 2Q14.

•	AUM of a record $1.64 trillion, increased 15% driven by higher market values and net new business.

•	Long-term outflows totaled $13 billion in 2Q14 driven by liability-driven investments.

•	Short-term outflows totaled $18 billion in 2Q14.

•	Capital

•	Repurchased 12.6 million common shares for $431 million in 2Q14.

•	Return on tangible common equity of 15%, or 18% on an adjusted basis. (a)

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for the reconciliation of Non-GAAP measures.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Sequential growth rates are unannualized.

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BNY Mellon 2Q14 Quarterly Earnings Review

FINANCIAL SUMMARY

						2Q14 vs.
(dollars in millions, common shares in thousands)	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13	1Q14
Revenue:
Fee and other revenue	$3,203	$2,979	$2,814	$2,883	$2,980	(7)%	3%
Income from consolidated investment management funds	65	32	36	36	46
Net interest revenue	757	772	761	728	719
Total revenue – GAAP	4,025	3,783	3,611	3,647	3,745	(7)	3
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	39	8	17	20	17
Gain (loss) related to an equity investment (pre-tax)	184	—	(175)	—	—
Total revenue – Non-GAAP	3,802	3,775	3,769	3,627	3,728	(2)	3
Provision for credit losses	(19)	2	6	(18)	(12)
Expense:
Noninterest expense – GAAP	2,822	2,779	2,877	2,739	2,946	4	8
Less: Amortization of intangible assets	93	81	82	75	75
M&I, litigation and restructuring charges	13	16	2	(12)	122
Charge (recovery) related to investment management funds	(27)	—	—	(5)	109
Total noninterest expense – Non-GAAP	2,743	2,682	2,793	2,681	2,640	(4)	(2)
Income:
Income before income taxes	1,222	1,002	728	926	811	(34)%	(12)%
Provision for income taxes	339	19	172	232	217
Net income	$883	$983	$556	$694	$594
Net (income) attributable to noncontrolling interests (a)	(40)	(8)	(17)	(20)	(17)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	843	975	539	674	577
Preferred stock dividends	(12)	(13)	(26)	(13)	(23)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$831	$962	$513	$661	$554
Key Metrics:
Pre-tax operating margin (b)	30%	26%	20%	25%	22%
Non-GAAP (b)	32%	29%	22%	27%	30%

Return on common equity (annualized) (b)	9.7%	11.1%	5.7%	7.4%	6.1%
Non-GAAP (b)	10.2%	8.9%	6.3%	7.8%	8.4%

Return on tangible common equity (annualized)
Non-GAAP (b)	25.0%	28.3%	14.3%	17.6%	14.5%
Non-GAAP adjusted (b)	24.6%	21.3%	14.3%	17.3%	18.4%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	79%	78%	79%	79%

Percentage of non-U.S. total revenue (c)	36%	38%	39%	37%	38%
Period end:
Full-time employees	49,800	50,800	51,100	51,400	51,100
Market capitalization	$32,271	$34,674	$39,910	$40,244	$42,412
Common shares outstanding	1,150,477	1,148,522	1,142,250	1,140,373	1,131,596

(a)	Primarily attributable to noncontrolling interests related to consolidated investment management funds.
(b)	Non-GAAP excludes M&I, litigation and restructuring charges, a charge (recovery) related to investment management funds and the benefit related to the disallowance of certain foreign tax credits, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for the reconciliation of the Non-GAAP measures.
(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.

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BNY Mellon 2Q14 Quarterly Earnings Review

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics						2Q14 vs.
	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13	1Q14
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,423	$1,427	$1,532	$1,583	$1,620
Net inflows (outflows):
Long-term:
Equity	1	3	(5)	(1)	(4)
Fixed income	2	(1)	5	—	(1)
Index	8	2	(3)	—	7
Liability-driven investments (b)	11	27	4	20	(17)
Alternative investments	(1)	1	1	2	2
Total long-term inflows (outflows)	21	32	2	21	(13)
Short-term:
Cash	(1)	13	6	(7)	(18)
Total net inflows (outflows)	20	45	8	14	(31)
Net market/currency impact	(16)	60	43	23	47
Ending balance of AUM	$1,427	$1,532	$1,583	$1,620	$1,636 (c)	15%	1%

AUM at period end, by product type: (a)
Equity	17%	17%	17%	17%	17%
Fixed income	15	14	14	14	14
Index	20	20	20	20	21
Liability-driven investments (b)	25	26	26	27	27
Alternative investments	4	4	4	4	4
Cash	19	19	19	18	17
Total AUM	100%	100%	100%	100%	100% (c)

Wealth management:
Average loans (in millions)	$9,253	$9,453	$9,755	$10,075	$10,372	12%	3%
Average deposits (in millions)	$13,306	$13,898	$14,161	$14,805	$13,458	1%	(9)%

Investment Services:
Average loans (in millions)	$27,814	$27,865	$31,211	$31,468	$33,115	19%	5%
Average deposits (in millions)	$204,499	$206,068	$216,216	$214,947	$220,701	8%	3%

AUC/A at period end (in trillions) (d)	$26.2	$27.4	$27.6	$27.9	$28.5 (c)	9%	2%

Market value of securities on loan at period end (in billions) (e)	$255	$255	$235	$264	$280	10%	6%

Asset Servicing:
Estimated new business wins (AUC/A) (in billions)	$201	$110	$123	$161	$130 (c)

Depositary Receipts:
Number of sponsored programs	1,349	1,350	1,335	1,332	1,316	(2)%	(1)%

Clearing Services:
Global DARTS volume (in thousands)	217	212	213	230	207	(5)%	(10)%

Average active clearing accounts (U.S. platform) (in thousands)	5,591	5,622	5,643	5,695	5,752	3%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$371,196	$377,131	$401,434	$413,658	$433,047	17%	5%
Average investor margin loans (U.S. platform) (in millions)	$8,235	$8,845	$8,848	$8,919	$9,236	12%	4%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,037	$1,952	$2,005	$1,983	$2,022	(1)%	2%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business. Also excludes assets under management related to Newton’s private client business that was sold in September 2013.
(b)	Includes currency and overlay assets under management.
(c)	Preliminary.
(d)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.1 trillion at June 30, 2013 and $1.2 trillion at Sept. 30, 2013, Dec. 31, 2013, March 31, 2014, and June 30, 2014.
(e)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent, beginning in the fourth quarter of 2013, on behalf of CIBC Mellon clients, which totaled $62 billion at Dec. 31, 2013, $66 billion at March 31, 2014 and $64 billion at June 30, 2014.

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BNY Mellon 2Q14 Quarterly Earnings Review

The following table presents key market metrics at period end and on an average basis.

Key market metrics						2Q14 vs.
	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13		1Q14
S&P 500 Index (a)	1606	1682	1848	1872	1960	22%		5%
S&P 500 Index – daily average	1609	1675	1769	1835	1900	18		4
FTSE 100 Index (a)	6215	6462	6749	6598	6744	9		2
FTSE 100 Index – daily average	6438	6530	6612	6680	6764	5		1
MSCI World Index (a)	1434	1544	1661	1674	1743	22		4
MSCI World Index – daily average	1463	1511	1602	1647	1698	16		3
Barclays Capital Global Aggregate BondSM Index (a)(b)	343	356	354	365	376	10		3
NYSE and NASDAQ share volume (in billions)	186	166	179	196	187	1		(5)
JPMorgan G7 Volatility Index – daily average (c)	9.84	9.72	8.20	7.80	6.22	(37)		(20)

Average Fed Funds effective rate	0.12%	0.09%	0.09%	0.07%	0.09%	(3	)bps	2	bps

(a)	Period end.
(b)	Unhedged in U.S. dollar terms.
(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

bps – basis points.

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BNY Mellon 2Q14 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						2Q14 vs.
(dollars in millions)	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13	1Q14
Investment services fees:
Asset servicing (a)	$988	$964	$984	$1,009	$1,022	3%	1%
Clearing services	321	315	324	325	326	2	—
Issuer services	294	322	237	229	231	(21)	1
Treasury services	139	137	137	136	141	1	4
Total investment services fees	1,742	1,738	1,682	1,699	1,720	(1)	1
Investment management and performance fees	848	821	904	843	883	4	5
Foreign exchange and other trading revenue	207	160	146	136	130	(37)	(4)
Distribution and servicing	45	43	43	43	43	(4)	—
Financing-related fees	44	44	43	38	44	—	16
Investment and other income	285	151	(43)	102	142	N/M	N/M
Total fee revenue	3,171	2,957	2,775	2,861	2,962	(7)	4
Net securities gains	32	22	39	22	18	N/M	N/M
Total fee and other revenue – GAAP	$3,203	$2,979	$2,814	$2,883	$2,980	(7)%	3%

(a)	Asset servicing fees include securities lending revenue of $50 million in 2Q13, $35 million in 3Q13, $31 million in 4Q13, $38 million in 1Q14 and $46 million in 2Q14.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees were $1.0 billion, an increase of 3% year-over-year and 1% sequentially. The year-over-year increase primarily reflects higher market values, the average impact of a weaker U.S. dollar, net new business and organic growth, partially offset by lower securities lending revenue. The sequential increase primarily reflects seasonally higher securities lending revenue and higher market values.

•	Clearing services fees were $326 million, an increase of 2% year-over-year and up slightly sequentially. The year-over-year increase was driven by higher mutual fund fees, partially offset by a decrease in DARTS and higher money market fee waivers. The sequential increase primarily reflects higher mutual fund, cash management and technology fees, offset by lower clearance revenue driven by lower volumes.

•	Issuer services fees were $231 million, a decrease of 21% year-over-year and an increase of 1% sequentially. The year-over-year decrease reflects lower dividend fees, partially due to timing, and corporate actions in Depositary Receipts and lower customer reimbursements related to technology expenditures, higher money market fee waivers and the impact of the continued net maturities of high margin securitizations in Corporate Trust.

•	Investment management and performance fees were $883 million, an increase of 4% year-over-year and 5% sequentially. Both increases primarily reflect higher equity market values and the average impact of a weaker U.S. dollar. The year-over-year increase also reflects net new business, partially offset by higher money market fee waivers and lower performance fees. The sequential increase also reflects lower money market fee waivers and higher performance fees. Excluding money market fee waivers, investment management and performance fees increased 5% year-over-year and 3% sequentially (Non-GAAP).

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BNY Mellon 2Q14 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Foreign exchange	$179	$154	$126	$130	$129
Other trading revenue (loss):
Fixed income	12	(2)	20	1	(1)
Equity/other	16	8	—	5	2

Total other trading revenue	28	6	20	6	1

Total foreign exchange and other trading revenue	$207	$160	$146	$136	$130

Foreign exchange and other trading revenue totaled $130 million in 2Q14 compared with $207 million in 2Q13 and $136 million in 1Q14. In 2Q14, foreign exchange revenue totaled $129 million, a decrease of 28% year-over-year and 1% sequentially. Both decreases primarily reflect lower volatility, partially offset by higher volumes. Other trading revenue was $1 million in 2Q14 compared with $28 million in 2Q13 and $6 million in 1Q14. The year-over-year decrease primarily reflects lower derivatives trading revenue. Sequentially, the decrease primarily reflects lower fixed income trading revenue.

•	Investment and other income (loss)

(in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Corporate/bank-owned life insurance	$32	$38	$40	$30	$30
Equity investment revenue (loss)	200	48	(163)	(2)	17
Asset-related gains (losses)	7	35	22	(1)	17
Expense reimbursements from joint venture	8	12	11	12	15
Seed capital gains	1	7	20	6	15
Lease residual gains	10	7	—	35	4
Transitional service agreements	4	—	2	—	—
Private equity gains (losses)	5	(2)	5	5	(2)
Other income	18	6	20	17	46

Total investment and other income (loss)	$285	$151	$(43)	$102	$142

Investment and other income was $142 million in 2Q14 compared with $285 million in 2Q13 and $102 million in 1Q14. The year-over-year decrease primarily reflects a gain related to an equity investment recorded in 2Q13, partially offset by higher other income and seed capital gains. The sequential increase primarily reflects higher other income, equity investment revenue and asset-related gains, partially offset by lower lease residual gains.

In July, 2014, we sold our equity investment in Wing Hang resulting in an after-tax gain of approximately $320 million, or approximately $495 million pre-tax. Equity investment revenue related to our investment in Wing Hang totaled $20 million in the first half of 2014 and $95 million in full-year 2013, including $37 million from the sale of a property.

In May 2014, we entered into an agreement to sell the corporate headquarters at One Wall Street for $585 million. The sale is expected to be completed in the third quarter of 2014 and result in an after-tax gain of approximately $200 million, or approximately $345 million pre-tax.

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BNY Mellon 2Q14 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						2Q14 vs.
(dollars in millions)	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13		1Q14
Net interest revenue (non-FTE)	$757	$772	$761	$728	$719	(5)%		(1)%
Net interest revenue (FTE) – Non-GAAP	771	787	781	744	736	(5)		(1)
Net interest margin (FTE)	1.15%	1.16%	1.09%	1.05%	0.98%	(17	) bps	(7	) bps

Selected average balances:
Cash/interbank investments	$106,561	$116,165	$132,198	$127,134	$140,357	32%		10%
Trading account securities	6,869	5,523	6,173	5,217	5,532	(19)		6
Securities	107,138	101,206	96,640	100,534	101,420	(5)		1
Loans	47,913	48,256	50,768	51,647	53,449	12		3

Interest-earning assets	268,481	271,150	285,779	284,532	300,758	12		6
Interest-bearing deposits	151,219	153,547	157,020	152,986	162,674	8		6
Noninterest-bearing deposits	70,648	72,075	79,999	81,430	77,820	10		(4)

Selected average yields/rates:
Cash/interbank investments	0.41%	0.41%	0.40%	0.43%	0.43%
Trading account securities	2.33	2.83	2.82	2.60	2.19
Securities	1.84	1.98	2.02	1.79	1.68
Loans	1.76	1.73	1.64	1.65	1.66
Interest-earning assets	1.27	1.28	1.21	1.17	1.10
Interest-bearing deposits	0.07	0.06	0.06	0.06	0.06

Average cash/interbank investments as a percentage of average interest-earning assets	40%	43%	46%	45%	47%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	26%	27%	28%	29%	26%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue totaled $719 million in 2Q14, a decrease of $38 million compared with 2Q13 and $9 million sequentially. The year-over-year decrease in net interest revenue primarily resulted from lower yields on investment securities, partially offset by higher average interest-earnings assets driven by higher deposits. The sequential decrease primarily reflects higher premium amortization on agency mortgage-backed securities.

•	In the second half of this year, we are planning to reduce our interbank placement assets and increase our securities portfolio inventory of high quality liquid assets. The anticipated revenue as a result of these tactical actions should mitigate the impact on our net interest revenue as a result of:
•	the European Central Bank’s reduction in their deposit rate to negative, and the resulting impact on lower reinvestment rates across the euro yield curve; as well as,
•	prolonged low reinvestment rates in the U.S.

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BNY Mellon 2Q14 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						2Q14 vs.
(dollars in millions)	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13	1Q14
Staff:
Compensation	$891	$915	$929	$925	$903	1%	(2)%
Incentives	364	339	343	359	313	(14)	(13)
Employee benefits	254	262	250	227	223	(12)	(2)

Total staff	1,509	1,516	1,522	1,511	1,439	(5)	(5)
Professional, legal and other purchased services	317	296	344	312	314	(1)	1
Software and equipment	238	226	241	237	236	(1)	—
Net occupancy	159	153	154	154	152	(4)	(1)
Distribution and servicing	111	108	110	107	112	1	5
Sub-custodian	77	71	68	68	81	5	19
Business development	90	63	96	64	68	(24)	6
Other	215	249	258	223	347	61	56
Amortization of intangible assets	93	81	82	75	75	(19)	—
M&I, litigation and restructuring charges	13	16	2	(12)	122	N/M	N/M

Total noninterest expense – GAAP	$2,822	$2,779	$2,877	$2,739	$2,946	4%	8%
Total staff expense as a percentage of total revenue	37%	40%	42%	41%	38%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge (recovery) related to investment management funds, net of incentives – Non-GAAP	$2,743	$2,682	$2,793	$2,681	$2,640	(4)%	(2)%

N/M – Not meaningful.

KEY POINTS

•	Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges, and a previously disclosed charge (recovery) related to investment management funds (Non-GAAP) decreased 4% year-over-year and 2% sequentially.

•	Both decreases were primarily driven by a 5% reduction in staff expense despite the impact of regulatory, risk and control-related expenses.

•	Approximately, 2% of the year-over-year reduction in staff expense was driven by the impact on incentives from the charge related to investment management funds.

•	The year-over-year decrease also benefited from a 24% reduction in business development expense.

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BNY Mellon 2Q14 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2014, the fair value of our investment securities portfolio totaled $105.1 billion. The net unrealized pre-tax gain on our total securities portfolio was $1.2 billion at June 30, 2014 compared with $676 million at March 31, 2014. The increase in the net unrealized pre-tax gain was primarily driven by the reduction in market interest rates. During 2Q14, we received $136 million of paydowns of sub-investment grade securities and sold $5 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio	March 31, 2014		2Q14 change in unrealized gain/(loss)	June 30, 2014			Fair value as a % of amortized cost (a)	Unrealized gain/ (loss)	Ratings
(dollars in millions)	Fair value			Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Agency RMBS	$39,143		$340	$41,493	$41,552		100%	$59	100%	—%	—%	—%	—%
U.S. Treasury	17,299		63	18,568	18,791		101	223	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	12,856		22	14,736	14,812		101	76	90	—	10	—	—
Non-agency RMBS (c)	2,637		(8)	2,010	2,574		80	564	—	1	2	93	4
Non-agency RMBS	1,287		8	1,207	1,227		94	20	1	11	22	65	1
European floating rate notes (d)	2,580		9	2,535	2,525		99	(10)	72	22	—	6	—
Commercial MBS	4,168		30	4,338	4,397		101	59	93	6	1	—	—
State and political subdivisions	6,693		48	6,182	6,253		101	71	80	19	—	—	1
Foreign covered bonds (e)	2,716		8	2,699	2,788		103	89	100	—	—	—	—
Corporate bonds	1,781		16	1,654	1,693		102	39	21	65	14	—	—
CLO	1,391		1	1,442	1,455		101	13	100	—	—	—	—
U.S. Government agency debt	859		4	789	787		100	(2)	100	—	—	—	—
Consumer ABS	3,364		2	3,274	3,278		100	4	98	2	—	—	—
Other (f)	2,922		(5)	2,971	2,980		100	9	38	55	—	—	7

Total investment securities	$99,696	(g)	$538	$103,898	$105,112	(g)	100%	$1,214 (h)	89%	5%	2%	3%	1%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, France, Germany and Netherlands.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Canada, UK and Netherlands.
(f)	Includes commercial paper of $1.7 billion and $1.7 billion, fair value, and money market funds of $849 million and $810 million, fair value, at March 31, 2014 and June 30, 2014, respectively.
(g)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $388 million at March 31, 2014 and $213 million at June 30, 2014.
(h)	Unrealized gains of $1,105 million at June 30, 2014 related to available-for-sale securities.

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BNY Mellon 2Q14 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	June 30,	March 31,	June 30,
(dollars in millions)	2013	2014	2014
Nonperforming loans:
Other residential mortgages	$135	$107	$105
Commercial	24	13	13
Wealth management loans and mortgages	13	12	12
Foreign loans	9	7	4
Commercial real estate	18	4	4
Financial institutions	2	—	—

Total nonperforming loans	201	143	138
Other assets owned	3	3	4

Total nonperforming assets (a)	$204	$146	$142

Nonperforming assets ratio	0.41%	0.27%	0.24%
Allowance for loan losses/nonperforming loans	105.5	138.5	135.5
Total allowance for credit losses/nonperforming loans	167.7	228.0	225.4

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $44 million at June 30, 2013, $74 million at March 31, 2014 and $68 million at June 30, 2014. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $142 million at June 30, 2014, a decrease of $4 million from $146 million at March 31, 2014. The decrease primarily resulted from the return of loans to accrual status, sales of loans in the other residential mortgage portfolio and a charge-off in the foreign loan portfolio.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(in millions)	2Q13	1Q14	2Q14
Allowance for credit losses – beginning of period	$358	$344	$326
Provision for credit losses	(19)	(18)	(12)
Net (charge-offs) recoveries:
Foreign	—	—	(2)
Wealth management loans and mortgages	—	—	(1)
Other residential mortgages	(2)	—	(1)
Commercial	—	—	1

Net (charge-offs) recoveries	(2)	—	(3)

Allowance for credit losses – end of period	$337	$326	$311

Allowance for loan losses	$212	$198	$187
Allowance for lending-related commitments	125	128	124

The provision for credit losses was a credit of $12 million in 2Q14 driven by the continued improvement in the credit quality of the loan portfolio. The provision for credit losses was a credit of $19 million in 2Q13 and a credit of $18 million in 1Q14.

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BNY Mellon 2Q14 Quarterly Earnings Review

CAPITAL

The following table presents our capital ratios.

	June 30,		March 31,	June 30,
Capital ratios	2013		2014	2014
Regulatory capital ratios – fully phased-in – Non-GAAP: (a)(b)
Estimated common equity Tier 1 ratio (“CET1”): (c)
Standardized Approach	9.3%		11.1%	10.4%
Advanced Approach	9.8		10.7	10.0
Regulatory capital ratios: (a)(b)(d)
CET1 ratio	13.2	(c)(e)	15.7	11.7
Tier 1 capital ratio	14.8		17.0	12.7
Total (Tier 1 plus Tier 2) capital ratio	15.8		17.8	13.1
Leverage capital ratio	5.3		6.1	5.9
BNY Mellon shareholders’ equity to total assets ratio (c)	9.9		10.3	9.6
BNY Mellon common shareholders’ equity to total assets ratio (c)	9.5		9.9	9.2
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	5.8		6.6	6.4

(a)	June 30, 2014 regulatory capital ratios are preliminary. The estimated fully phased-in Basel III CET1 ratios are based on our interpretation of the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013 (the “Final Capital Rules”), which are being gradually phased-in over a multi-year period.
(b)	Beginning with June 30, 2014, risk-based capital ratios include the estimated net impact of including the total consolidated assets of certain consolidated investment management funds in risk-weighted assets. These assets were not included in prior periods. The net impact of such consolidated assets for the June 30, 2014 estimated CET1 ratio on a fully-phased-in basis was a decrease of 109 basis points under the Advanced Approach and 57 basis points under the Standardized Approach. The net impact of such consolidated assets for June 30, 2014 regulatory capital ratios, as calculated under the Advanced Approach, was a decrease of 126 basis points to the CET1 ratio, 136 basis points to the Tier 1 capital ratio, and 140 basis points to the Total capital ratio. The leverage ratio was not affected.
(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for a reconciliation of these ratios.
(d)	At June 30, 2014, the CET1, Tier 1 and Total risk-based regulatory capital ratios are based on Basel III components of capital, as phased-in, and asset risk-weightings using the Advanced Approach framework under the Final Capital Rules. The Collins Floor comparison of the CET1, Tier 1 and Total risk-based regulatory capital ratios is calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using the general risk-based guidelines included in the Final Capital Rules (which for 2014 look to Basel I-based requirements) were 14.3%, 15.5% and 16.2%, respectively. At March 31, 2014, the risk-based regulatory capital ratios were based on Basel III components of capital, as phased-in, and asset risk-weightings using the general risk-based guidelines included in the Final Capital Rules (which for 2014 look to Basel I-based requirements). The leverage capital ratios for June 30, 2014 and March 31, 2014 are based on Basel III components of capital and quarterly average total assets, as phased-in. The risk-based and leverage capital ratios for June 30, 2013 are based on Basel I rules (including Basel I Tier 1 common in the case of the CET1 ratio). Reporting of the Basel III Advanced Approach became effective June 30, 2014.
(e)	The numerator for this ratio for June 30, 2013 is Basel I Tier 1 common. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19.

CET1 generation presented on a fully phased-in basis – Non-GAAP
(in millions)	2Q14
Estimated CET1 – Beginning of period balance	$15,951
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	554
Goodwill and intangible assets, net of related deferred tax liabilities	(10)
Gross CET1 generated	544
Capital deployed:
Dividends	(197)
Common stock repurchased	(431)
Total capital deployed	(628)
Other comprehensive income	287
Additional paid-in capital (a)	128
Other (primarily embedded goodwill)	(5)
Total other additions	410
Net CET1 generated	326
CET1 – End of period balance – Non-GAAP	$16,277

(a)	Primarily related to employee stock options and awards and employee benefit plan contributions.

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BNY Mellon 2Q14 Quarterly Earnings Review

Basel III capital components and ratios at June 30, 2014 – preliminary	Fully
	phased-in			Transitional
(dollars in millions)	Basel III	Adjustments(a)		Approach
CET1:
Common equity	$36,764	$105	(b)	$36,869
Goodwill and intangible assets	(19,925)	2,453	(c)	(17,472)
Net pension fund assets	(106)	85	(d)	(21)
Equity method investments	(430)	99	(c)	(331)
Deferred tax assets	(17)	14	(d)	(3)
Other	(9)	2	(e)	(7)
Total CET1	16,277	2,758		19,035
Other Tier 1 capital:
Preferred stock	1,562	—		1,562
Trust-preferred securities	—	171	(f)	171
Disallowed deferred tax assets	—	(14	)(d)	(14)
Net pension fund assets	—	(85	)(d)	(85)
Total Tier 1 capital	17,839	2,830		20,669

Tier 2 capital:
Trust-preferred securities	—	171	(f)	171
Subordinated debt	398	—		398
Allowance for credit losses	311	—		311
Total Tier 2 capital – Standardized Approach	709	171		880
Excess of expected credit losses	52	—		52
Less: Allowance for credit losses	311	—		311
Total Tier 2 capital – Advanced Approach	$450	$171		$621
Total capital – Standardized Approach	$18,548	$3,001		$21,549
Total capital – Advanced Approach	$18,289	$3,001		$21,290

Risk-weighted assets – Standardized Approach	$155,812	$(22,767	)(g)	$133,045
Risk-weighted assets – Advanced Approach	$162,072	$991	(g)	$163,063

Standardized Approach:
Estimated Basel III CET1 ratio	10.4%			14.3%
Tier 1 capital ratio	11.4			15.5
Total (Tier 1 plus Tier 2) capital ratio	11.9			16.2

Advanced Approach:
Estimated Basel III CET1 ratio	10.0%			11.7%
Tier 1 capital ratio	11.0			12.7
Total (Tier 1 plus Tier 2) capital ratio	11.3			13.1

(a)	Reflects transition adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2014 under the Final Capital Rules.
(b)	Represents the portion of accumulated other comprehensive (income) loss excluded from common equity.
(c)	Represents intangible assets, other than goodwill, net of the corresponding deferred tax liabilities.
(d)	Represents the deduction for net pension fund assets and disallowed deferred tax assets in CET1 and Tier 1 capital.
(e)	Represents the transitional adjustments related to cash flow hedges.
(f)	During 2014, 50% of outstanding trust preferred securities are included in Tier 1 capital and 50% in Tier 2 capital.
(g)	Following are the primary differences between risk-weighted assets determined under fully phased-in Basel III-Standardized Approach and Basel I. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under fully phased-in Basel III, the Standardized Approach uses a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under fully phased-in Basel III than Basel I, and fully phased-in Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. In 2014, Standardized Approach and Advanced Approach risk-weighted assets include transition adjustments for intangible assets, other than goodwill, and equity exposure.

REVIEW OF BUSINESSES

Business results are subject to reclassification when organizational changes are made or whenever improvements are made in the measurement principles. The reclassifications did not impact the consolidated results. All prior periods have been restated.

Page - 13

BNY Mellon 2Q14 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

							2Q14 vs.
(dollars in millions, unless otherwise noted)	2Q13	3Q13	4Q13	1Q14	2Q14		2Q13	1Q14
Revenue:
Investment management fees:
Mutual funds	$299	$293	$303	$299	$311		4%	4%
Institutional clients	366	367	385	372	385		5	3
Wealth management	146	145	149	153	156		7	2
Investment management fees	811	805	837	824	852		5	3
Performance fees	33	10	72	20	29		(12)	N/M
Investment management and performance fees	844	815	909	844	881		4	4
Distribution and servicing	44	41	41	40	41		(7)	3
Other (a)	24	26	43	16	48		N/M	N/M
Total fee and other revenue (a)	912	882	993	900	970		6	8
Net interest revenue	63	67	68	70	66		5	(6)
Total revenue	975	949	1,061	970	1,036		6	7
Noninterest expense (ex. amortization of intangible assets and the charge (recovery) related to investment management funds)	692	689	760	698	725		5	4
Income before taxes (ex. amortization of intangible assets and the charge (recovery) related to investment management funds)	283	260	301	272	311		10	14
Amortization of intangible assets	39	35	35	31	31		(21)	—
Charge (recovery) related to investment management funds (b)	(27)	—	—	(5)	109		N/M	N/M
Income before taxes	$271	$225	$266	$246	$171		(37)%	(30)%
Pre-tax operating margin	28%	24%	25%	25%	16%
Adjusted pre-tax operating margin (c)	34%	33%	34%	34%	36%

Changes in AUM (in billions): (d)
Beginning balance of AUM	$1,423	$1,427	$1,532	$1,583	$1,620
Net inflows (outflows):
Long-term:
Equity	1	3	(5)	(1)	(4)
Fixed income	2	(1)	5	—	(1)
Index	8	2	(3)	—	7
Liability-driven investments (e)	11	27	4	20	(17)
Alternative investments	(1)	1	1	2	2
Total long-term inflows (outflows)	21	32	2	21	(13)
Short-term:
Cash	(1)	13	6	(7)	(18)
Total net inflows (outflows)	20	45	8	14	(31)
Net market/currency impact	(16)	60	43	23	47
Ending balance of AUM	$1,427	$1,532	$1,583	$1,620	$1,636	(e)	15%	1%

AUM at period end, by product type: (d)
Equity	17%	17%	17%	17%	17%
Fixed income	15	14	14	14	14
Index	20	20	20	20	21
Liability-driven investments (e)	25	26	26	27	27
Alternative investments	4	4	4	4	4
Cash	19	19	19	18	17
Total AUM	100%	100%	100%	100%	100	%(f)

Wealth management:
Average loans	$9,253	$9,453	$9,755	$10,075	$10,372		12%	3%
Average deposits	$13,306	$13,898	$14,161	$14,805	$13,458		1%	(9)%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	The charge (recovery) related to investment management funds is reported net of incentives.
(c)	Includes the pro forma impact of money market fee waivers, is net of distribution and servicing expense and excludes amortization of intangible assets and the charge (recovery) related to investment management funds. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for the reconciliation of Non-GAAP measures.
(d)	Excludes securities lending cash management assets and assets managed in the Investment Services business. Also excludes assets under management related to Newton’s private client business that was sold in September 2013.
(e)	Includes currency and overlay assets under management.
(f)	Preliminary.

N/M – Not meaningful.

Page - 14

BNY Mellon 2Q14 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were a record $1.64 trillion at June 30, 2014, an increase of 15% year-over-year and 1% sequentially. Both increases primarily resulted from higher market values. The year-over-year increase also reflects the impact of a weaker U.S. dollar and net new business.

•	Net long-term outflows were $13 billion in 2Q14 reflecting liability-driven and equity AUM, partially offset by inflows of index funds. Short-term outflows were $18 billion in 2Q14.

•	Income before taxes excluding amortization of intangible assets and the charge (recovery) related to investment management funds increased 10% year-over-year and 14% sequentially.

•

Total revenue was $1.04 billion, an increase of 6% year-over-year and 7% sequentially. Both increases primarily reflect higher equity market values, higher seed capital gains and the average impact of a weaker U.S. dollar. The year-over-year increase was partially offset by higher money market fee waivers and lower performance fees. The sequential increase also reflects lower money market fee waivers and higher performance fees. Excluding money market fee waivers, total revenue increased 7% year-over-year and 6% sequentially.

•

Investment management fees were $852 million, an increase of 5% year-over-year and 3% sequentially. Both increases primarily reflect higher equity market values and the average impact of a weaker U.S. dollar. The year-over-year increase also reflects net new business, partially offset by higher money market fee waivers. The sequential increase was also driven by lower money market fee waivers.

•	Performance fees were $29 million in 2Q14 compared with $33 million in 2Q13 and $20 million in 1Q14. The sequential increase was due to seasonality.

•

Net interest revenue increased 5% year-over-year and decreased 6% sequentially. The year-over-year increase primarily reflects higher average loans, while the sequential decrease primarily resulted from lower average deposits.

•	Average loans increased 12% year-over-year and 3% sequentially; average deposits increased 1% year-over-year and decreased 9% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets and the charge (recovery) related to investment management funds) increased 5% year-over-year and 4% sequentially. Both increases primarily reflect the average impact of a weaker U.S. dollar and higher staff and marketing expenses resulting from investments in strategic initiatives.

•	45% non-U.S. revenue in 2Q14 vs. 46% in 2Q13.

•

Insight Investment was named winner of Global Investor magazine’s annual Awards for Investment Excellence as Asset Manager of the Year (Greater than $25bn) (July 2014) and named LDI Manager of the Year by the UK Pension Awards (May 2014) and European Pension Awards (June 2014). Insight Investment was also named winner of the Money Market Funds Award by Pension and Investment Provider (May 2014).

Page - 15

BNY Mellon 2Q14 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						2Q14 vs.
(dollars in millions, unless otherwise noted)	2Q13	3Q13	4Q13	1Q14	2Q14	2Q13	1Q14
Revenue:
Investment services fees:
Asset servicing	$961	$939	$957	$985	$993	3%	1%
Clearing services	320	314	322	323	324	1	—
Issuer services	294	321	236	228	231	(21)	1
Treasury services	135	135	137	134	140	4	4
Total investment services fees	1,710	1,709	1,652	1,670	1,688	(1)	1
Foreign exchange and other trading revenue	193	177	150	158	145	(25)	(8)
Other (a)	67	63	58	59	87	30	47
Total fee and other revenue (a)	1,970	1,949	1,860	1,887	1,920	(3)	2
Net interest revenue	633	619	610	590	593	(6)	1
Total revenue	2,603	2,568	2,470	2,477	2,513	(3)	1
Provision for credit losses	—	—	—	—	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,825	1,765	1,822	1,778	1,824	—	3
Income before taxes (ex. amortization of intangible assets)	778	803	648	699	689	(11)	(1)
Amortization of intangible assets	54	46	47	44	44	(19)	—
Income before taxes	$724	$757	$601	$655	$645	(11)%	(2)%
Pre-tax operating margin	28%	29%	24%	26%	26%
Pre-tax operating margin (ex. amortization of intangible assets)	30%	31%	26%	28%	27%

Investment services fees as a percentage of noninterest expense (b)	94%	97%	90%	93%	93%

Securities lending revenue	$39	$26	$21	$30	$35	(10)%	17%

Metrics:
Average loans	$27,814	$27,865	$31,211	$31,468	$33,115	19%	5%
Average deposits	$204,499	$206,068	$216,216	$214,947	$220,701	8%	3%

AUC/A at period end (in trillions) (c)	$26.2	$27.4	$27.6	$27.9	$28.5 (d)	9%	2%

Market value of securities on loan at period end (in billions) (e)	$255	$255	$235	$264	$280	10%	6%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$201	$110	$123	$161	$130 (d)

Depositary Receipts:
Number of sponsored programs	1,349	1,350	1,335	1,332	1,316	(2)%	(1)%

Clearing services:
Global DARTS volume (in thousands)	217	212	213	230	207	(5)%	(10)%

Average active clearing accounts (U.S. platform) (in thousands)	5,591	5,622	5,643	5,695	5,752	3%	1%
Average long-term mutual fund assets (U.S. platform)	$371,196	$377,131	$401,434	$413,658	$433,047	17%	5%
Average investor margin loans (U.S. platform)	$8,235	$8,845	$8,848	$8,919	$9,236	12%	4%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,037	$1,952	$2,005	$1,983	$2,022	(1)%	2%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets and litigation expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 19 for the calculation of Non-GAAP measures.
(c)	Includes the AUC/A of CIBC Mellon of $1.1 trillion at June 30, 2013 and $1.2 trillion at Sept. 30, 2013, Dec. 31, 2013, March 31, 2014 and June 30, 2014.
(d)	Preliminary.
(e)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent, beginning in the fourth quarter of 2013, on behalf of CIBC Mellon clients, which totaled $62 billion at Dec. 31, 2013, $66 billion at March 31, 2014 and $64 billion at June 30, 2014.

N/M – Not meaningful.

Page - 16

BNY Mellon 2Q14 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.7 billion, a decrease of 1% year-over-year and an increase of 1% sequentially.

•

Asset servicing fees (global custody, broker-dealer services and global collateral services) were $993 million in 2Q14 compared with $961 million in 2Q13 and $985 million in 1Q14. The year-over-year increase primarily reflects higher market values, the average impact of a weaker U.S. dollar, net new business and organic growth, partially offset by lower securities lending revenue. The sequential increase primarily reflects seasonally higher securities lending revenue and higher market values.

•	Estimated new business wins (AUC/A) in Asset Servicing of $130 billion in 2Q14.

•

Clearing services fees were $324 million in 2Q14 compared with $320 million in 2Q13 and $323 million in 1Q14. The year-over-year increase was driven by higher mutual fund fees, partially offset by a decrease in DARTS and higher money market fee waivers. Sequentially, the increase primarily reflects higher mutual fund, cash management and technology fees, offset by lower clearance revenue driven by lower volumes.

•

Issuer services fees (Corporate Trust and Depositary Receipts) were $231 million in 2Q14 compared with $294 million in 2Q13 and $228 million in 1Q14. The year-over-year decrease reflects lower dividend fees, partially due to timing, and corporate actions in Depositary Receipts and lower customer reimbursements related to technology expenditures, higher money market fee waivers and the impact of the continued net maturities of high margin securitizations in Corporate Trust.

•

The Company has evaluated the possibility of selling the Corporate Trust business, and has concluded that retaining the business would maximize its value to our Company and shareholders. While the business has been impacted in the near-term by the macro environment, Corporate Trust remains a global market leader, continues to win new business and is well positioned to benefit from an increase in short-term interest rates.

•

Treasury services fees were $140 million in 2Q14 compared with $135 million in 2Q13 and $134 million in 1Q14. Both increases primarily reflect higher payment volumes. The sequential increase also reflects additional business days.

•

Foreign exchange and other trading revenue was $145 million in 2Q14 compared with $193 million in 2Q13 and $158 million in 1Q14. Both decreases primarily reflect lower volatility, partially offset by higher volumes.

•

Net interest revenue was $593 million in 2Q14 compared with $633 million in 2Q13 and $590 million in 1Q14. The year-over-year decrease primarily reflects lower yields, partially offset by higher average deposits. The sequential increase primarily reflects additional days in 2Q14 and higher average deposits.

•

Noninterest expense (excluding amortization of intangible assets) was $1.824 billion in 2Q14 compared with $1.825 billion in 2Q13 and $1.778 billion in 1Q14. Year-over-year expenses decreased slightly reflecting our continued focus on expense control. The sequential increase was primarily driven by higher sub-custodian, litigation and professional, legal and other purchased services expenses.

•	Investment services fees as a percentage of noninterest expense declined year-over-year reflecting a decrease in issuer services fees.

•	37% non-U.S. revenue in 2Q14 vs. 36% in 2Q13.

Page - 17

BNY Mellon 2Q14 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Revenue:
Fee and other revenue	$347	$172	$(20)	$112	$119
Net interest revenue	61	86	83	68	60
Total revenue	408	258	63	180	179
Provision for credit losses	(19)	2	6	(18)	(12)
Noninterest expense (ex. M&I and restructuring charges)	236	230	200	193	93
Income (loss) before taxes (ex. M&I and restructuring charges)	191	26	(143)	5	98
M&I and restructuring charges	3	14	13	—	120
Income (loss) before taxes	$188	$12	$(156)	$5	$(22)
Average loans and leases	$10,846	$10,938	$9,802	$10,104	$9,962

KEY POINTS

•

Total fee and other revenue decreased $228 million compared with 2Q13 and increased $7 million compared with 1Q14. The year-over-year decrease primarily resulted from a gain related to an equity investment recorded in 2Q13. The sequential increase primarily reflects higher other income and equity investment revenue, partially offset by lower lease residual gains.

•	The provision for credit losses was a credit of $12 million in 2Q14 driven by the continued improvement in the credit quality of the loan portfolio.

•

Noninterest expense (excluding M&I and restructuring charges) decreased $143 million compared with 2Q13 and $100 million compared with 1Q14. The year-over-year decrease reflects declines in various items, the largest of which are lower staff and business development expenses. The sequential decrease primarily reflects lower staff expense resulting from the acceleration of the vesting of long-term stock awards for retirement-eligible employees in 1Q14.

•	M&I and restructuring charges recorded in 2Q14 primarily reflect severance expense related to streamlining actions.

Page - 18

BNY Mellon 2Q14 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon fully phased-in Basel III CET1, Basel I CET1 and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 ratio on a fully phased-in basis, the ratio of Basel I CET1 to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, utilized by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets that are productive in generating income. BNY Mellon has presented its estimated fully phased-in Basel III CET1 ratio based on its interpretation of the Final Capital Rules released by the Federal Reserve on July 2, 2013, and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated fully phased-in Basel III CET1 ratio is necessarily subject to, among other things, BNY Mellon’s further review of the Final Capital Rules, anticipated compliance with all necessary enhancements to model calibration, and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s estimated fully phased-in Basel III CET1 ratio may change based on these factors. Management views the estimated fully phased-in Basel III CET1 ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 ratio is intended to allow investors to compare BNY Mellon’s estimated fully phased-in Basel III CET1 ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, certain money market fee waivers and a gain or loss related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, certain money market fee waivers, amortization of intangible assets and the charge (recovery) related to investment management funds. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the benefit related to the disallowance of certain foreign tax credits. Operating margin measures may also include the pro forma impact of money market fee waivers, net of distribution and servicing expense, and exclude amortization of intangible assets. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our continuing efficiency improvement, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

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BNY Mellon 2Q14 Quarterly Earnings Review

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Income before income taxes – GAAP	$1,222	$1,002	$728	$926	$811
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	39	8	17	20	17
Add: Amortization of intangible assets	93	81	82	75	75
M&I, litigation and restructuring charges	13	16	2	(12)	122
Charge (recovery) related to investment management funds	(27)	—	—	(5)	109
Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges and the charge (recovery) related to investment management funds – Non-GAAP	$1,262	$1,091	$795	$964	$1,100

Fee and other revenue – GAAP	$3,203	$2,979	$2,814	$2,883	$2,980
Income from consolidated investment management funds – GAAP	65	32	36	36	46
Net interest revenue – GAAP	757	772	761	728	719
Total revenue – GAAP	4,025	3,783	3,611	3,647	3,745
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	39	8	17	20	17
Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,986	$3,775	$3,594	$3,627	$3,728

Pre-tax operating margin (a)	30%	26%	20%	25%	22%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges and the charge (recovery) related to investment management funds – Non-GAAP (a)	32%	29%	22%	27%	30%

(a)	Income before taxes divided by total revenue.

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BNY Mellon 2Q14 Quarterly Earnings Review

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$831	$962	$513	$661	$554
Add: Amortization of intangible assets, net of tax	59	52	53	49	49
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	890	1,014	566	710	603
Add: M&I, litigation and restructuring charges, net of tax	8	12	1	(7)	76
Benefit related to the disallowance of certain foreign tax credits, net of tax	—	(261)	—	—	—
Charge (recovery) related to investment management funds, net of tax	(21)	—	—	(4)	85
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges, the benefit related to the disallowance of certain foreign tax credits and the charge (recovery) related to investment management funds – Non-GAAP	$877	$765	$567	$699	$764
Average common shareholders’ equity	$34,467	$34,264	$35,698	$36,289	$36,565
Less: Average goodwill	17,957	17,975	18,026	18,072	18,149
Average intangible assets	4,661	4,569	4,491	4,422	4,354
Add: Deferred tax liability – tax deductible goodwill (a)	1,200	1,262	1,302	1,306	1,338
Deferred tax liability – intangible assets (a)	1,269	1,242	1,222	1,259	1,247
Average tangible common shareholders’ equity – Non-GAAP	$14,318	$14,224	$15,705	$16,360	$16,647
Return on common equity– GAAP (b)	9.7%	11.1%	5.7%	7.4%	6.1%
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges, the benefit related to the disallowance of certain foreign tax credits and the charge (recovery) related to investment management funds – Non-GAAP (b)	10.2%	8.9%	6.3%	7.8%	8.4%
Return on tangible common equity – Non-GAAP (b)	25.0%	28.3%	14.3%	17.6%	14.5%
Return on tangible common equity excluding M&I, litigation and restructuring charges, the benefit related to the disallowance of certain foreign tax credits and the charge (recovery) related to investment management funds – Non-GAAP (b)	24.6%	21.3%	14.3%	17.3%	18.4%

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules. The first and second quarters of 2014 include deferred tax liabilities on tax deductible intangible assets permitted under Basel III rules.
(b)	Annualized.

The following table presents the reconciliation of the equity to assets ratio.

Equity to assets ratio	June 30,	March 31,	June 30,
(dollars in millions)	2013	2014	2014
BNY Mellon shareholders’ equity at period end – GAAP	$35,863	$37,986	$38,326
Less: Preferred stock	1,562	1,562	1,562
BNY Mellon common shareholders’ equity at period end – GAAP	34,301	36,424	36,764
Less: Goodwill	17,919	18,100	18,196
Intangible assets	4,588	4,380	4,314
Add: Deferred tax liability – tax deductible goodwill (a)	1,200	1,306	1,338
Deferred tax liability – intangible assets (a)	1,269	1,259	1,247
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$14,263	$16,509	$16,839

Total assets at period end – GAAP	$360,688	$368,241	$400,740
Less: Assets of consolidated investment management funds	11,471	11,451	10,428
Subtotal assets of operations – Non-GAAP	349,217	356,790	390,312
Less: Goodwill	17,919	18,100	18,196
Intangible assets	4,588	4,380	4,314
Cash on deposit with the Federal Reserve and other central banks (b)	78,671	83,736	104,916
Tangible total assets of operations at period end – Non-GAAP	$248,039	$250,574	$262,886

BNY Mellon shareholders’ equity to total assets – GAAP	9.9%	10.3%	9.6%
BNY Mellon common shareholders’ equity to total assets – GAAP	9.5%	9.9%	9.2%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.8%	6.6%	6.4%

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules. The first and second quarters of 2014 include deferred tax liabilities on tax deductible intangible assets permitted under Basel III rules.
(b)	Assigned a zero percent risk-weighting by the regulators.

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BNY Mellon 2Q14 Quarterly Earnings Review

The following table presents the reconciliation of our estimated fully phased-in Basel III CET1 ratio under the Standardized Approach and Advanced Approach.

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (a)	June 30,	March 31,	June 30,
(dollars in millions)	2013	2014	2014
Total Tier 1 capital	$16,951	$20,553	$20,669
Adjustments to determine estimated fully-phased in Basel III CET1:
Deferred tax liability – tax deductible intangible assets	81	—	—
Intangible deduction	—	(2,496)	(2,453)
Preferred stock	(1,562)	(1,562)	(1,562)
Trust preferred securities	(303)	(167)	(171)
Other comprehensive income (loss) and net pension fund assets:
Securities available-for-sale	560	430	586
Pension liabilities	(1,379)	(705)	(691)
Net pension fund assets	(268)	—	—
Total other comprehensive income (loss) and net pension fund assets	(1,087)	(275)	(105)
Equity method investments	(500)	(102)	(99)
Deferred tax assets	(26)	—	—
Other	23	—	(2)
Total estimated fully phased-in Basel III CET1	$13,577	$15,951	$16,277

Under the Standardized Approach:
Estimated fully phased-in Basel III risk-weighted assets	$145,841	$143,882	$155,812

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (b)	9.3%	11.1%	10.4%

Under the Advanced Approach:
Estimated fully phased-in Basel III risk-weighted assets	$138,304	$148,736	$162,072

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (b)	9.8%	10.7%	10.0%

(a)	June 30, 2014 information is preliminary. The estimated fully phased-in Basel III CET1 ratios are based on our interpretation of the Final Capital Rules, which are being gradually phased-in over a multi-year period.
(b)	Beginning with June 30, 2014, risk-based capital ratios include the estimated net impact of including the total consolidated assets of certain consolidated investment management funds in risk-weighted assets. These assets were not included in prior periods. The net impact of such consolidated assets for the June 30, 2014 estimated CET1 ratio on a fully-phased-in basis was a decrease of 109 basis points under the Advanced Approach and 57 basis points under the Standardized Approach.

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BNY Mellon 2Q14 Quarterly Earnings Review

The following table presents the reconciliation of our Basel I CET1 ratio.

Basel I CET1 ratio	June 30,
(dollars in millions)	2013
Total Tier 1 capital – Basel I	$16,951
Less: Trust preferred securities	303
Preferred stock	1,562
Total Tier 1 common equity	$15,086

Total risk-weighted assets – Basel I	$114,511

Basel I CET1 ratio – Non-GAAP	13.2%

The following table presents the reconciliation of consolidated investment management and performance fee revenue excluding money market fee waivers.

Investment management and performance fees				2Q14 vs.
(dollars in millions)	2Q13	1Q14	2Q14	2Q13	1Q14
Investment management and performance fees – GAAP	$848	$843	$883	4%	5%
Add: Money market fee waivers	64	81	72	13	(11)
Investment management and performance fees excluding money market fee waivers – Non-GAAP	$912	$924	$955	5%	3%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Income from consolidated investment management funds	$65	$32	$36	$36	$46
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	39	8	17	20	17
Income from consolidated investment management funds, net of noncontrolling interests	$26	$24	$19	$16	$29

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Investment management fees	$20	$20	$20	$18	$18
Other (Investment income)	6	4	(1)	(2)	11
Income from consolidated investment management funds, net of noncontrolling interests	$26	$24	$19	$16	$29

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BNY Mellon 2Q14 Quarterly Earnings Review

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin – Investment Management business
(dollars in millions)	2Q13	3Q13	4Q13	1Q14	2Q14
Income before income taxes – GAAP	$271	$225	$266	$246	$171
Add: Amortization of intangible assets	39	35	35	31	31
Add: Money market fee waivers	24	30	33	35	28
Add: Charge (recovery) related to investment management funds	(27)	—	—	(5)	109

Income before income taxes excluding amortization of intangible assets, money market fee waivers and the charge (recovery) related to investment management funds – Non-GAAP	$307	$290	$334	$307	$339

Total revenue – GAAP	$975	$949	$1,061	$970	$1,036
Less: Distribution and servicing expense	110	107	108	106	111
Less: Money market fee waivers benefitting distribution and servicing expense	35	38	38	38	37
Add: Money market fee waivers impacting total revenue	59	68	71	73	65

Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$889	$872	$986	$899	$953

Pre-tax operating margin (a)	28%	24%	25%	25%	16%
Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers and the charge (recovery) related to investment management funds, and net of distribution and servicing expense – Non-GAAP (a)	34%	33%	34%	34%	36%

(a)	Income before taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements made regarding the expected benefit to our expense run rate from streamlining actions, the completion of the sale of our corporate headquarters and anticipated gain, our plans relating to the securities portfolio and impact on net interest revenue and Corporate Trust, including its global market leader position and winning new business and position to benefit from an increase in short-term interest rates. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Quarterly Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Quarterly Earnings Review speak only as of July 18, 2014, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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